Exhibit 99.1

Augmedix, Inc. Announces Uplisting to Nasdaq and Pricing of Public Offering of $40,000,000 of Common Stock

SAN FRANCISCO, Calif. – October 25, 2021 – Augmedix, Inc. (Nasdaq: AUGX) (“Augmedix”), a leading provider of virtual medical documentation and live clinical support, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock (“Common Stock”) at a public offering price of $4.00 per share. In addition, Augmedix has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock at the public offering price less the underwriting discounts and commissions. Gross proceeds from the offering before expenses and underwriting commissions are expected to be $40,000,000.00. The offering is expected to close on or about October 28, 2021 subject to customary closing conditions. Augmedix plans to use the net proceeds it receives from the offering to fund increased investment in sales and marketing, research and development and general and administrative costs as Augmedix increases its scale.

The Common Stock has been approved for listing on the Nasdaq Capital Market and is expected to begin trading thereon under the symbol “AUGX” on Tuesday, October 26, 2021. The Common Stock will no longer trade on the over-the-counter securities market.

William Blair & Company, L.L.C. is acting as sole active bookrunner for the offering. B. Riley Securities, Inc. and Maxim Group LLC are acting as passive bookrunners. The Benchmark Company, LLC and Lake Street Capital Markets, LLC acted as financial advisors to the Company.

The shares of Common Stock were offered pursuant to a preliminary prospectus forming part of the Registration Statement on Form S-1 that was declared effective by the Securities and Exchange Commission on October 7, 2021.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) is a leading digital health platform that offers virtual medical documentation and live clinical support to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments and telemedicine practices nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into accurate and comprehensive medical notes in a timely fashion and provides a suite of industry-leading ancillary services. The medical note is generated using Augmedix’s proprietary platform, which incorporates structured data models, automated speech recognition and natural language processing and is overseen by trained medical documentation specialists. Augmedix can save physicians 2–3 hours per day, improve productivity by as much as 20%, and increase satisfaction with work-life balance by over 40%. To learn more about Augmedix visit augmedix.com.

Important Notice

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. This offering is being made only by means of a prospectus. Copies of the final prospectus relating to these securities, when available, may be obtained from William Blair & Company, L.L.C. Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com. You may also obtain a copy of the prospectus and other documents the Company has filed with the SEC for free by visiting the SEC’s website at http://www.sec.gov.

Forward-looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to our expectations for growth and quotation on the public markets. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements, including statements regarding our expectations with respect to commencement of trading of Common Stock on the Nasdaq Capital Market and the completion of the offering. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, our subsequent Quarterly Reports on Form 10-Q and in our Registration Statement on Form S-1 filed with the SEC on September 3, 2021, as amended, as well as other documents that may be filed by us from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com